                                                                   EXHIBIT 10.23



                         AGREEMENT OF PURCHASE AND SALE



         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into this 23rd day of December, 2002, by and between Georgina Louise Sangster ("Seller"), William Purton, Dolphin Advanced Technologies Pty Ltd. and Dolphin Products Pty Ltd. (collectively, "Guarantor"), and VendingData Corporation, a Nevada corporation ("Buyer").

                                    RECITALS

         WHEREAS, Buyer and Seller have negotiated the purchase and sale of all tangible and intangible assets that relate to an electromechanical playing card deck verification device and Optical Character Verification ("OCV") technology under the registered name DeckChecker(R) and the associated vault tooling (the "DeckChecker(R)") and described in Exhibit "A" attached hereto and incorporated herein by this reference;

             WHEREAS, Seller is the owner of certain assets relating to the DeckChecker(R), being certain unencumbered tangible personal property, equipment, tools, parts, supplies, raw materials, manufacturing documents, Gerber files, sources and parts lists, related financial statements, product literature, finished goods, and works-in-progress (collectively the "Tangible Personal Property") and all intellectual property being all patents, unpatented inventions, patent interference proceedings, rights under patent cooperation treatises, patent applications, patent rights, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, computer software, registered trademarks, names, service marks, trade names, registered copyrights, symbols, logos, franchises, blueprints and permits and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof, which Seller owns or has the right to use, and all transferable filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office, rights under technology licenses, choses-in-action, information contained in computer media (such as data bases, source and object codes and information therein) and derivatives thereof, including the right to make, use, and vend goods utilizing any of the foregoing, together with all cash and non-cash proceeds and products thereof, including the Intellectual Property listed on Exhibit "B" attached hereto and incorporated herein by this reference (collectively, the "Intellectual Property");

         WHEREAS, the parties wish to enter into a definitive agreement pursuant to which Buyer shall buy, and Seller shall sell the Tangible Personal Property and the Intellectual Property (the "Acquired Assets").

                                    AGREEMENT


         In consideration of the recitals set forth above and the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant that the foregoing Recitals are true and correct and further agree as follows:

1.       SALE OF PROPERTY

         Subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to the Acquired Assets.

2.       LIABILITIES NOT ASSUMED
         a.) Buyer acknowledges that Guarantor has, prior to the date of this Agreement, sold independently thirty (30) fully-operational units of the DeckChecker(R) ("pre-sold units"). Warranties were provided at the date of sale of these machines, which primarily required Guarantor to:
                  ii. Warrant the mechanics of each unit for a period of 12 months;
                  iii. Warrant the electronics on each unit for a period of 6 months.
         b.) Seller undertakes that no warranties remain in force in respect of these machines.
         c.) Buyer acknowledges that neither Seller nor Guarantor can continue to service, support and maintain the pre-sold units if and when requests are made by the purchasers of same, as to provide ongoing service would constitute a default under this Agreement.
         d.) Guarantor undertakes to advise the owners of pre-sold units that the Buyer, or their authorized Agent, shall provide ongoing service, support and maintenance of the pre-sold units.
         e.) Except as above, Buyer shall not, by the execution of this Agreement or the consummation of the transaction contained herein, assume or otherwise be responsible for any liability or obligation of any nature of Seller or Guarantor, or any claims of liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof.

3.       PURCHASE PRICE
         (a) The total purchase price (the "Purchase Price") and any other transactions under this Agreement shall be payable in US dollars. The Purchase Price for the Acquired Assets shall be One Million Nine Thousand Eight Hundred Dollars (US) ($1,009,800) in cash, payable as follows:
                  (i) Five Hundred Four Thousand Nine Hundred Dollars ($504,900), which shall be non-refundable and which shall be due upon Buyer's successful production, at Buyer's Las Vegas, Nevada facility of five (5) fully-operational and "universal" units of the DeckChecker(R) (the "First Payment"); and;

                  (ii) Five Hundred Four Thousand Nine Hundred Dollars ($504,900) which shall be non-refundable and which shall be due within six (6) months of the date on which Buyer tenders the first payment described above, to Seller(the "Second Payment")
                  (iii) For the avoidance of doubt, Buyer acknowledges that should the Buyer default on its obligations under this Agreement, including making the Second Payment, title to the Acquired Assets in addition to the First Payment and any other payments made, shall remain fully the property of Seller.
         (b) For purposes of this Agreement, "universal" shall mean that the unit has the ability to recognize jumbo index, jumbo chart, and standard index playing cards without changing the camera lens configuration, software, or power supply.

4.       THE PROVISION OF ASSISTANCE
         (a) Guarantor will do everything in its power, and exert its best efforts, to assist Buyer with its technical knowledge, know-how, training and advice as may be required for Buyer to assemble seventy-five (75) fully-operational and "universal" units. In this regard it is noted that:
                  i. The first 100 hours of assistance provided by the Guarantor shall be provided at the Guarantor's expense. Any assistance provided thereafter shall be by negotiation between the Buyer and Dolphin Advanced Technologies Pty Ltd.
                  ii. For the avoidance of doubt, Buyer acknowledges that it does not require Guarantor to exert its best efforts to assist Buyer with its technical knowledge, know-how, training and advice as may be required beyond the date that the Second Payment falls due.

5.       THE PURCHASE OF INVENTORY
         (a) Buyer acknowledges that Seller owns and has in its possession six (6) fully- operational units of the DeckChecker(R) in addition to a complement of spare parts (the "Inventory"). In addition to the Purchase Price, the Buyer shall:
                  i. Purchase the Inventory of Seller for the non-refundable amount of Thirty Five Thousand Dollars ($35,000)
                  ii. Acknowledge that the Seller reserves the right to sell up to ten (10) fully-operational units of the DeckChecker(R) for the purposes of recouping the costs of its Inventory. No such sale shall constitute a default under this Agreement.
         (b) Should Buyer elect to purchase the Inventory, Buyer acknowledges that the cost of any upgrades or modifications to the Inventory shall be borne by Buyer.
         (c) Should Buyer elect to purchase the Inventory, payment for the Inventory will become due thirty (30) days from the date of invoice by Seller.

6.       DELIVERY OF VAULT TOOLING
         (a) Buyer shall purchase vault tooling from the Seller for the sum of $9,800.00 in addition to the Purchase Price. This vault tooling comprises three (3) tools, one (1) each for body, sliding lid and location button (the "Vault Tooling").

         (b) If Buyer requires delivery of the Vault Tooling to its premises or other nominated location before Buyer has tendered to Seller the First Payment, then Buyer will immediately pay Seller the amount of Four Thousand Nine Hundred Dollars ($4,900) (the "First Vault Payment"). Upon receipt of the amount of Four Thousand Nine Hundred Dollars ($4,900), Seller will release the Vault Tooling to Buyer and will have delivered the Vault Tooling according to the instructions of Buyer.
         (c) Buyer shall tender to Seller, within thirty (30) days of the First Vault Payment, an additional payment of Four Thousand Nine Hundred ($4,900) (the "Second Vault Payment").
         (d) The cost of insurance and transport of said tooling will be entirely the responsibility of Buyer.
         (e) Should either the First Payment or Second Payment foreshadowed in Section 3 not be attended to, Buyer shall be responsible for the delivery and return of any and all Vault Tooling provided in accordance with this Section.

7.       REPRESENTATIONS AND WARRANTIES OF SELLER

As further consideration for Buyer to enter into this Agreement, Seller represents and warrants to Buyer that the statements contained in this section are, and, at Closing, will be, true, correct and complete:

         (a) AUTHORITY. Seller has the full right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The representatives of Seller executing this Agreement have full authority to do so.
         (b) TITLE. Seller shall deliver to the Buyer the Acquired Assets with good and marketable title.
         (c) EXECUTION AND DELIVERY. The execution and delivery of this Agreement and other related documents by Seller, and the performance by Seller of the transactions contemplated herein will be binding upon Seller in accordance with their respective terms.
         (d) CONFLICT. The execution and performance of this Agreement and other related documents by Seller will not result in any violation of, or be in conflict with, any term or provision of
                  (i) any contract to which Seller is a party, or (ii) any law, ordinance, rule, statute, order, judgment or decree to which Seller and Guarantor are subject.
         (e) NO VIOLATION. Neither the execution of this Agreement nor the transactions contemplated by this Agreement shall violate any of the terms and conditions of any agreement giving any person or entity rights in the Acquired Assets.
         (f) COMPLIANCE WITH LAWS. Seller has complied and is in compliance in all material respects with all laws, statutes, ordinances, orders, rules, regulations, polices and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality that are applicable or related to Seller or the Acquired Assets.

         (g) INTELLECTUAL PROPERTY. Seller is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property, free and clear of all liens whatsoever. Except insofar as application has been made by Seller for Trade Mark protection as contained in Exhibit B, which applications shall be discontinued if requested by Buyer, there is not pending or threatened any investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to Seller's right, title or interest in any Intellectual property. None of Seller's rights to the Intellectual Property infringes upon or violates the rights of any other person, or is subject to challenge, claims of infringement, unfair competition or other claims, and no product, process, method or operation presently manufactured, sold, subject to testing, under development, otherwise engaged in or employed by Seller infringes upon any rights owned by and other person. There are no pending or threatened claims or litigation against Seller contesting the right of the Seller to sell, engage in or employ any such product, process, method or operation. Seller has the exclusive right to own, use and license others to use the computer software (the "Software") relating to the DeckChecker(R). Seller has not licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has Seller granted, assigned or otherwise conveyed any right in or to the Software.
         (h) APPROVALS. No consent, approval, authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by Seller in connection with the execution, delivery and performance by Seller and Guarantor of this Agreement and the consummation of the transactions contemplated hereby.
         (i) UNTRUE STATEMENT OR OMISSION. No representation or warranty by Seller or Guarantor in this Agreement contains, or will contain as of the Closing, any untrue statement of a material fact, or omits, or will omit, as of the Closing, a material fact necessary to make the statements contained herein not misleading.

8.       REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         (a.) ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to conduct its business as presently conducted and to own and hold the properties used in connection with the conduct of its business.
         (b.) NO VIOLATION. The execution and performance of this Agreement by Buyer will not result in any violation of, or be in conflict with, any term or provision of (i) the articles of incorporation or bylaws of Buyer, (ii) any contract to which Buyer is a party, or (iii) to the best of Buyer's knowledge, any law, ordinance, rule, statute, order, judgment or decree to which Buyer is subject.

         (c.) UNTRUE STATEMENT OR OMISSION. No representation or warranty by Buyer in this Agreement contains, or will contain as of the Closing, any untrue statement of a material fact, or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein not misleading.

9.       COVENANTS OF THE PARTIES

         (a) REASONABLE EFFORTS. Each party shall, in good faith, use all reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement including, without limitation, using all reasonable efforts to cause the conditions set forth in Section 10 of this Agreement for which such party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver and file such additional documents, and take or cause to be taken such additional actions, as the other party may reasonably request to carry out the purposes or intent of this Agreement, both before and after Closing.
         (b) GOVERNMENTAL MATTERS. Each party shall, in good faith, use all reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

10.      CONDITIONS PRECEDENT

The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions prior to the date of the Closing, any of which may be waived only through an express writing by Buyer:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing. Seller shall have delivered to Buyer a certificate affirming that all such representations and warranties are true and correct as of the Closing Date.

         (b) PERFORMANCE OF THE AGREEMENT. Seller shall have performed and observed in all material respects all obligations and conditions to be performed or observed by him under this Agreement at or prior to the Closing.

         (c) CONSENTS REQUIRED FOR TRANSACTION. All consents, approvals, waivers and releases from third parties for the consummation of the transactions contemplated by this Agreement shall have been validly obtained, and these consents, approvals, waivers and releases shall be in full force and effect. Seller shall provide evidence that these third party consents, approvals, waivers, and releases have been obtained, as Buyer may require.

11.      CLOSING

         (a) THE CLOSING. The closing of this transaction (the "Closing") under this Agreement for the purchase and sale of the Acquired Assets shall be held at 6830 Spencer Street, Las Vegas, Nevada at 2:00 p.m., Las Vegas, Nevada time on Dec. 23, 2002 (the "Closing Date"). The official transfer time of the Acquired Assets, and the time at which Buyer shall be deemed to have acquired the Acquired Assets as its own shall be 2:00 p.m. on the Closing Date.

         (b) DELIVERIES AT THE CLOSING. On the Closing Date, Seller hereby agrees to deliver to Buyer a Bill of Sale and Assignment in the form attached hereto as Exhibit "C."

         (d) EXECUTION OF DOCUMENTS. The Closing may be accomplished in person, by facsimile, overnight courier, telephone conference or as otherwise agreed by the parties.

12.      INDEMNITY

         (a) INDEMNIFICATION OF SELLER. Buyer agrees to indemnify, defend and hold Seller and its assigns harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) any occurrence caused by the act or omission of Buyer, its employees or agents; (ii) any violation of any law, regulation or ordinance applicable to Buyer; or (iii) any breach or violation of the terms of this Agreement by Buyer. Buyer shall not incur any defense costs for Seller's account without Seller's prior written consent.

         (b) INDEMNIFICATION OF BUYER. Seller agrees to indemnify, defend and hold Buyer, and its respective officers, employees, directors and stockholders, harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of:
                  (i) any occurrence caused by the act or omission of Seller or its agents; (ii) any violation of any law, regulation or ordinance applicable to Seller; or (iii) any breach or violation of the terms of this Agreement by Seller. Seller shall not incur any defense costs for Buyer's account without Buyer's prior written consent.

13.      NONCOMPETITION COVENANT

Seller recognizes that the covenants not to compete as contained in this Section 10 are an essential part of this Agreement and that, but for the agreement of Seller to comply with such covenants, Buyer would not have entered into this Agreement. Seller acknowledges and agrees that this covenant not to compete is a necessary element of this Agreement and that irrevocable harm and damage will be done to Buyer if Seller competes with a product similar to the DeckChecker(R). Seller accordingly covenants and agrees that commencing on the date upon which the Closing takes place and for a period of sixty (60) months thereafter (the "Term"), Seller will not own, manage, operate, join, control, participate in, or be connected with, as a stockholder, partner, consultant, or otherwise, any business, individual, partner, firm, corporation or other entity, which is then in direct competition with the DeckChecker(R). Until the end of the Term, Seller will not directly solicit any of Buyer's employees to work for or invest in, as the case may be, any business, individual, partnership, firm, corporation or any other entity then in direct competition with the DeckChecker(R). Should any portion of this Section 10 be deemed unenforceable because of the scope, duration or territory encompassed by the undertaking of Seller hereunder, and only in such event, then Seller and Buyer consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after exhaustion of all appeals.

14.      GENERAL PROVISIONS

         (a) EXPENSES. Seller and Buyer each shall, whether or not the transactions contemplated by this Agreement are consummated, pay their own respective legal fees and other expenses incurred in connection with the proposed transaction.
         (b)      BROKERS. Each party represents and warrants to the other that there is no broker or finder retained by such party in
                  connection with the transactions contemplated by this Agreement. Each party agrees to indemnify and hold the other harmless from and against all liabilities or claims (including, without limitation, costs and attorneys' fees) that may be asserted against the other by reason of a claim for compensation by any person, firm or corporation introduced by the indemnifying party in connection with the transactions contemplated hereunder.
         (c) NOTICES. All notices and other communication under this Agreement to any party shall be in writing and shall be deemed given when delivered personally to that party, transmitted via facsimile (with electronic confirmation) to that party at the facsimile number set forth below, mailed by certified mail (postage prepaid return receipt requested) to that party at the address set forth below, or delivered by Federal Express or any similar nationally recognized express delivery service for delivery to that party at that address:

                  IF TO SELLER:           William Purton
                                          Director, Special Projects
                                          Dolphin Advanced Technologies Pty Ltd.
                                          600 Waterdale Road
                                          Heidelberg West 3081
                                          Australia

                  AND:                    William Purton
                                          Director, Special Projects
                                          Dolphin Products Pty Ltd.
                                          600 Waterdale Road
                                          Heidelberg West 3081
                                          Australia

                  IF TO BUYER:            Steven J. Blad
                                          President and Chief Executive Officer
                                          VendingData Corporation
                                          6830 Spencer Street
                                          Las Vegas, Nevada  89119
                                          Telephone:  702-733-7195
                                          Facsimile:  702-733-7197

                  WITH COPY TO:           Stacie L. Brown
                                          VendingData Corporation
                                          6830 Spencer Street
                                          Las Vegas, Nevada  89119
                                          Telephone:  702-733-7195
                                          Facsimile:  702-733-7197


         (d) NON-WAIVER. The failure by any party to insist upon strict compliance with any term or provision of this Agreement, to enforce a right, or to seek a remedy upon any default of the other party shall not affect or constitute a waiver of the first party's right to insist upon strict compliance, enforce that right, or seek a remedy to that default or any prior, contemporaneous or subsequent default. No custom or practice of the parties that varies from any provision of this Agreement shall affect or constitute a waiver of any party's right to demand strict compliance with all provisions of this Agreement.
         (e) HEADINGS. The headings of the various sections of this Agreement are not a part of the context of the Agreement, are merely labels to assist in locating the sections, and shall be ignored in construing this Agreement.
         (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.
         (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of law. All rights and remedies of each party under this Agreement shall be cumulative and in addition to all other rights and remedies that may be available to the party from time to time, whether under this Agreement, at law, in equity or otherwise.
         (h) SEVERABILITY. If any court of competent jurisdiction determines that any provision of this Agreement is unenforceable, that court shall have the jurisdiction to reform the applicable provision so that it is enforceable to the maximum extent permitted by law, and the parties shall abide by that court's determination. In the event that the applicable provision cannot be reformed, it shall be severed from this Agreement, and every other provision of this Agreement shall remain in full force and effect.
         (i) BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, officers, directors, shareholders, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and any persons claiming rights by, through or under them.

         (j) BUYER'S RIGHT OF ASSIGNMENT. Buyer shall have the right to assign its interests under this Agreement to a corporation or other entity controlled by Buyer without Seller's consent, if Seller has received full payment for any outstanding monies due under the Agreement. If Seller has not received full payment for any outstanding monies, Buyer must obtain written approval from Seller before making any assignment of its rights under this Agreement.
         (k) ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between the parties and supersedes all prior representations, agreements and understandings of the parties, including, without limitation any letter of intent or letter of understanding or similar documents. No addition to or modification of this Agreement shall be binding unless executed in writing by the party against which enforcement is sought.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    "SELLER"

                           GEORGINA LOUISE SANGSTER

                           /S/ GEORGIA SANGSTER
                           --------------------
                           "GUARANTOR"

                           SIGNED BY WILLIAM PURTON           ) /S/ W. W. PURTON
                           In the presence of /s/ James Downy ) /S/  JAMES DOWNY

                           And

                           DOLPHIN ADVANCED TECHNOLOGIES PTY LTD.


                           By:               /S/ W.W. PURTON
                                    -----------------------------------
                                    William Purton as a person authorised
                                    to sign on behalf of the Company under
                                    its Articles of Association
                           Its:     Director, Special Projects

                           DOLPHIN PRODUCTS PTY LTD.


                           By:               /S/ W.W. PURTON
                                    -----------------------------------
                                    William Purton as a person authorised
                                    to sign on behalf of the Company under
                                    its Articles of Association
                           Its:     Director, Special Projects








                                    "BUYER"

                           VENDINGDATA CORPORATION,
                           a Nevada corporation


                           By:               /S/ STEVEN J. BLAD
                                    --------------------------------------------
                                    Steven J. Blad
                           Its:     President and Chief Executive Officer

                                    EXHIBIT A


                  PRODUCT & PRODUCT PERFORMANCE SPECIFICATIONS

ONE UNIT OF THE PRODUCT COMPRISES:

(a) DECK-CHECKER(R) card scanning and verification machine, including one output box and one roll of paper;
(b) Computer software for programming the machine to accept different manufacturer's cards, not including the Source Code;
(c)      Includes the annexed list of consumables and spare parts;
(d) Product design Level Model No. 1 Design drawing DAT-DDC-1; Issue No. 3 1-5-2000; and
(e)      Any subsequent upgrade or new model.


PRODUCT PERFORMANCE SPECIFICATIONS


An electromechanical device that uses optical character verification software and hardware in combination to automatically check one face of paper playing cards, ensuring completeness or otherwise of individual suits in terms of the number of decks (packs) placed into the machine by the operator. In order to perform its recognition and verification functions, the machine must be specifically programmed for each card type by the manufacturer or its authorized representative.

The device will not recognize cards that have obscure symbols or denominations, cards that are poorly printed or printed out of registration or die-cut in such a way as to move the recognition parameters beyond the programmed recognition zone.

The device will not accept cards that are badly damaged (either bent or torn) so as to prevent them passing freely through the feed-slot of the hopper-loader. Because the feed mechanism is designed to accept single cards at any one time, two or more cards that are stuck together due to the presence of food or beverage residue will not pass through the feed-slot.

The device will display on its LCD screen, or by issuing a printed report, the status of the cards examined in terms of completeness or otherwise e.g. Passed; Failed - extra cards, missing cards, cards unrecognized, boxed cards.

Exposure to dirt, dust, moisture, vibration, electrical interference or the permitting of extraneous light (particularly from a fluorescent source) to enter the camera's field of view may prevent the proper operation of the device.

The device is designed to operate in a normal office environment (humidity not exceeding 40%) and located away from devices or equipment that emit electrical interference.

The device is programmed to display or print a report showing the following information:

     Operator #(6 digits)
     Table #(6 digits)
     Time
     Date
     Type or card (name of manufacturer)
     Game type for which the cards will or have been used
     Packs #(decks)
     Cards #(total number examined)
     Seal # (optional)

The device is able to examine approximately 200 cards per minute.

Operating power requirements are a constant 240 Volts AC at 50 Hz and a maximum 10 amps without spikes or surges.

Each device is supplied complete with one out-put box with a separate lid. The out-put box is capable of being sealed for security purposes with a tamper-evident seal (not supplied).

================================================================================

DECK CHECKER SPECIFICATION
         1. Scans 1-8 decks of standard size playing cards. Card size 88(L) x 63(W) mm
         2.       Scanning rate 1 standard 52 card deck in 15 seconds
         3.       Operates in 2 versions for Jumbo Index & Standard Index cards
         4. Operates in 2 versions 110Volt/60Hz and 240Volt/50Hz and AC main drive motor
         5.       Accommodates a standard 8-deck Card Vault

DECK CHECKER "UNIVERSAL" MODEL
         1. Scans 1-8 decks of standard size playing cards. Card size 88(L) x 63(W) mm
         2.       Scanning rate 1 standard 52 card deck in 15 seconds
         3. Operates as a single "universal" model capable of recognizing Jumbo Index, Standard Index and Tec-Art configurations without the need to change camera lenses.
         4. Operates as a single "universal" model at either 110Volt/60Hz or 240Volt/50Hz using a universal power supply and DC main drive motor
         5.       Accommodates a standard 8-deck Card Vault

                                    EXHIBIT B

                           INTELLECTUAL PROPERTY LIST



                               PATENT APPLICATIONS
---------------------------------------- ---------------------------------------
                 COUNTRY                                  NUMBER
---------------------------------------- ---------------------------------------
                Australia                                28951/00
---------------------------------------- ---------------------------------------
                  Canada                                  2362674
---------------------------------------- ---------------------------------------
                  China                                 00804194.6
---------------------------------------- ---------------------------------------
                  Europe                                 0097339.6
---------------------------------------- ---------------------------------------
               South Africa                              20016748
---------------------------------------- ---------------------------------------
                   USA                                   09/638860
---------------------------------------- ---------------------------------------
        Patent Cooperation Treaty                     PCT/AU00/00150
---------------------------------------- ---------------------------------------


                             TRADEMARK APPLICATIONS
---------------------------------------- ---------------------------------------
                 COUNTRY                                  NUMBER
---------------------------------------- ---------------------------------------
                Australia                                 900365
---------------------------------------- ---------------------------------------

                                    EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT